                                                                     Exhibit 4.2


                           SECOND AMENDMENT AGREEMENT
                          TO LONG TERM CREDIT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 20th day of June, 2000, by and among REPUBLIC SERVICES, INC., a Delaware corporation (herein called the "Company"), the several financial institutions signatory hereto (collectively, the "Lenders"; individually each a "Lender") and BANK OF AMERICA, N.A. (successor by merger of Bank of America National Trust and Savings Association), as administrative agent for the Lenders (the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company, the Administrative Agent and the Lenders have entered into a Long Term Credit Agreement dated July 10, 1998, as amended (the "Agreement") pursuant to which the Lenders have agreed to make loans to the Company in the aggregate principal amount of up to $500,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Company; and

         WHEREAS, the Company has requested that the Agreement be amended in the manner described herein and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions hereof, to make such amendment, as provided herein;

         NOW, THEREFORE, the Company, the Administrative Agent and the Lenders do hereby agree as follows:

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         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan
Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENT. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) The following new definitions are hereby added to SECTION
         1.1 in the appropriate alphabetical order:

                           "CANADIAN CURRENCY EQUIVALENT AMOUNT means, with
                  respect to the Canadian Dollar and a specified Dollar amount, the amount of Canadian Dollars into which such Dollar amount would be converted, based on the Exchange Rate.

                           CANADIAN DOLLARS means the lawful currency of Canada.

                           CANADIAN L/C means a Letter of Credit which is
                  denominated in Canadian Dollars.

                           DOLLAR EQUIVALENT AMOUNT means, with respect to a
                  Canadian Dollar amount, the amount of Dollars into which the Canadian Dollar amount would be converted, based on the applicable Exchange Rate.

                           DOLLAR VALUE of a Letter of Credit in a Canadian
                  Dollar amount means the Dollar Equivalent Amount of the stated amount of such Letter of Credit as recorded in the Administrative Agent's records pursuant to SECTION 3.1(C).

                           EXCHANGE RATE means, with respect to the issuance of
                  a Canadian L/C, the Spot Rate of Exchange as of the date two Business Days preceding the Valuation Date.

                           SPOT RATE OF EXCHANGE means, (i) in determining the
                  Dollar Equivalent Amount of a specified Canadian Dollar amount as of any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of Dollars with Canadian Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date, and (ii) in determining the Canadian Currency Equivalent Amount of a specified Dollar amount on any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of Canadian

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                  Dollars with Dollars at approximately 10:00 A.M. on the
                  Business Day that is two (2) Business Days prior to such date.

                           VALUATION DATE means any of (i) the date of any
                  Credit Extension, (ii) the date of any L/C Borrowing, and
                  (iii) any other date when there are outstanding Canadian L/Cs that the Administrative Agent shall determine the Dollar Equivalent Amount of Canadian L/Cs."

                  (b) The definition of "L/C Obligations" in SECTION 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "L/C OBLIGATIONS means at any time the sum of (a) the
                  aggregate Dollar Equivalent Amount of all undrawn Canadian L/Cs and Dollar amount of all other undrawn Letters of Credit then outstanding, plus (b) the Dollar Equivalent Amount of all unreimbursed drawings under all Canadian L/Cs, plus (c) the Dollar amount of all unreimbursed drawings under all other Letters of Credit, including all outstanding L/C Borrowings."

                  (c) CLAUSE (V) of SECTION 3.1(B) is amended in its entirety so that as amended it shall read as follows:

                           "(v) such Letter of Credit is denominated in a
                  currency other than Dollars, or, in the case of BofA only, in a currency other than Dollars or Canadian Dollars."

                  (d) A new subsection (c) is hereby added to SECTION 3.1 which subsection (c) shall read as follows:

                           "(c) On the terms and conditions set forth herein,
                  BofA may Issue upon request and for the account of the Company a standby Canadian L/C. For purposes of determining L/C Obligations, any Canadian L/C shall be recorded in the Administrative Agent's account in Dollars based on the Dollar Equivalent Amount on the date of issuance of such Canadian L/C; PROVIDED, HOWEVER, that the Administrative Agent shall determine the Dollar Equivalent Amount of any Canadian L/C on the Valuation Date for the purpose of determining L/C Obligations. Any draw on a Canadian L/C shall be repaid in Canadian Dollars in an amount equal to the amount of the draw in Canadian Dollars. If at any time there is a drawing under a Canadian L/C and the Company shall not promptly reimburse such drawing as provided in SECTION 3.3, the Company shall be obligated to immediately repay to the Administrative Agent for the benefit of the Lenders an amount in Dollars equal to the Dollar Equivalent Amount of the Canadian Dollars paid by BofA to the beneficiary of such Canadian L/C on the date of such drawing."

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                  (e) Subsection (a) of SECTION 3.8 is amended in its entirety so that as amended it shall read as follows:

                           "(a) The Company shall pay to the Administrative
                  Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate (plus, upon notice from the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of an Event of Default, and for so long as such Event of Default shall continue, 2%) per annum of the average daily maximum amount available to be drawn on such Letter of Credit or in the case of a Canadian L/C the Dollar Equivalent Amount of the average daily maximum amount, computed on a quarterly basis and on the Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn)."

                  (f) SECTION 8.6 is hereby amended in its entirety so that as amended it shall read as follows:

                           "8.6 LIMITATIONS ON SUBSIDIARY INDEBTEDNESS. The
                  Company shall not permit the sum of the aggregate amount of all Indebtedness of Subsidiaries (excluding (i) the existing Indebtedness listed on SCHEDULE 8.6 and extensions, renewals and refinancings thereof so long as the principal amount thereof is not increased and (ii) extensions of credit permitted under SECTION 8.5(C)) to exceed 20% of Consolidated Tangible Assets."

         3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that:

                  (a) The representations and warranties made by Company in
         ARTICLE VI of the Agreement are true on and as of the date hereof;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries since the date of the most recent financial reports of the Company received by each Lender under SECTION 7.1 thereof, other than changes in the ordinary course of business, none of which has a Material Adverse Effect;

                  (c) The business and properties of the Company and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

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                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes an Unmatured Event of Default or an Event of Default on the part of the Company under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         4. CONDITIONS. This Amendment Agreement shall become effective upon the Company delivering to the Administrative Agent (i) seventeen (17) counterparts of this Amendment Agreement duly executed by the Company, the Administrative Agent and the Lenders and (ii) receipt by the Administrative Agent of all fees and expenses due in connection with this Amendment Agreement.

         5. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         6. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                  COMPANY:

                                  REPUBLIC SERVICES, INC.

WITNESS:

/s/ R. MALLOY MCKEITHEN           By: /s/ EDWARD LANG
----------------------------         --------------------------------
                                     Name: Edward Lang
                                     Title: Vice President-Finance & Treasurer

/s/ TERRY L. WITCHER
----------------------------




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                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent and a
                                    Documentation Agent

                                    By: /s/ RICHARD M. STARKE
                                       --------------------------------
                                       Name: Richard M. Starke
                                       Title: Managing Director

                                    BANK OF AMERICA, N.A., as Swing Line
                                    Lender, as an Issuing Lender and as a Lender

                                    By: /s/ RICHARD M. STARKE
                                       --------------------------------
                                       Name: Richard M. Starke
                                            ---------------------------
                                       Title: Managing Director
                                             --------------------------

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                                    THE CHASE MANHATTAN BANK,
                                    as Documentation Agent and as a Lender

                                    By: /s/ GAIL WEISS
                                       --------------------------------
                                    Name: Gail Weiss
                                         ------------------------------
                                    Title: Vice President
                                          -----------------------------

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                                    BANK ONE, N.A.,
                                    as Documentation Agent, as an Issuing
                                    Lender and as a Lender

                                    By: /s/ DIANNA MCCARTHY
                                       --------------------------------
                                    Name: Dianna McCarthy
                                         ------------------------------
                                    Title: Vice President
                                          -----------------------------

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                                    ABN AMRO BANK, N.V.,
                                    as a Lender

                                    By: /s/ LAURIE D. FLOM
                                       --------------------------------
                                    Name: Laurie D. Flom
                                         ------------------------------
                                    Title:  Group Vice President
                                          -----------------------------


                                    By: /s/ MARY L. HONDA
                                       --------------------------------
                                    Name: Mary L. Honda
                                         ------------------------------
                                    Title:  Vice President
                                          -----------------------------


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                                    BANCA DI ROMA,
                                    as a Lender

                                    By: /s/ STEVEN PALEY
                                       --------------------------------
                                    Name: Steven Paley
                                         ------------------------------
                                    Title: FVP
                                          -----------------------------


                                    By: /s/ ALESSANDRO PAOLI
                                       --------------------------------
                                    Name: Alessandro Paoli
                                         ------------------------------
                                    Title: Asst. Treasurer
                                          -----------------------------


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                                    BANK OF NEW YORK,
                                    as a Lender

                                    By: /s/ DAVID SIEGEL
                                       --------------------------------
                                    Name: David Siegel
                                         ------------------------------
                                    Title: Vice President
                                          -----------------------------

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                                    CIBC, INC.,
                                    as a Lender

                                    By: /s/ STEPHANIE E. DEVANE
                                       -------------------------------------
                                    Name: Stephanie E. Devane
                                         -----------------------------------
                                    Title:  Executive Director
                                          ----------------------------------
                                            CIBC World Market Corp., as agent

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                                    CITIBANK, N.A.,
                                    as a Lender

                                    By: /s/ DAVID L. HARRIS
                                       --------------------------------
                                    Name:   David L. Harris
                                         ------------------------------
                                    Title:  Vice President
                                          -----------------------------

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                                    COMMERZBANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES,
                                    as a Lender

                                    By: /s/ HARRY P. YERGEY
                                        ----------------------------------
                                    Name: Harry P. Yergey
                                          --------------------------------
                                    Title: Senior Vice President & Manager
                                          --------------------------------


                                    By: /s/ SUBASH R. VISWANATHAN
                                        ----------------------------------
                                    Name:  Subash R. Viswanathan
                                          --------------------------------
                                    Title:  Vice President
                                          --------------------------------

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                                    DEUTSCHE BANK AG, NEW YORK
                                    AND/OR CAYMAN ISLANDS BRANCH
                                    as a Lender

                                    By: /s/ IAIN STUART
                                       --------------------------------
                                    Name:  Iain Stuart
                                         ------------------------------
                                    Title: Vice President
                                          -----------------------------


                                    By: /s/ STEPHANIE STROKE
                                       --------------------------------
                                    Name:  Stephanie Stroke
                                         ------------------------------
                                    Title:  Vice President
                                          -----------------------------


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                                    AMSOUTH BANK,
                                    as a Lender

                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

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                                    FIRST UNION NATIONAL BANK,
                                    as a Lender

                                    By: /s/ MARY A. MORGAN
                                       --------------------------------
                                    Name: Mary A. Morgan
                                         ------------------------------
                                    Title: SVP
                                          -----------------------------

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                                    FLEET NATIONAL BANK,
                                    as a Lender

                                    By: /s/ MICHAEL NATOCA
                                       --------------------------------
                                    Name:  Michael Natoca
                                         ------------------------------
                                    Title:  Vice President
                                          -----------------------------

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                                    SUNTRUST BANK,
                                    as a Lender

                                    By: /s/ W. DAVID WISDOM
                                       --------------------------------
                                    Name: W. David Wisdom
                                         ------------------------------
                                    Title:  Vice President
                                          -----------------------------

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                                    WELLS FARGO BANK,
                                    as a Lender

                                    By: /s/ RON SINGH
                                       --------------------------------
                                    Name:  Ron Singh
                                         ------------------------------
                                    Title:  Vice President
                                          -----------------------------

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                                    WESTDEUTSCHE LANDESBANK,
                                    GIROZENTRALE, New York Branch
                                    as a Lender

                                    By: /s/ DUNCAN M. ROBERTSON
                                       --------------------------------
                                    Name: Duncan M. Robertson
                                         ------------------------------
                                    Title: Director
                                          -----------------------------


                                    By: /s/ BARRY S. WADLER
                                       --------------------------------
                                    Name: Barry S. Wadler
                                         ------------------------------
                                    Title: Manager
                                          -----------------------------


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